UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

Ortec International, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 31, 2007, we completed the third and final closing of the private placement of our Series A Convertible Preferred Stock (A Preferred) with warrants attached to a group of accredited investors. This was part our private placement of which the first closing occurred on June 18, 2007 and we reported on Form 8-K dated June 18, 2007 and filed with the Commission on June 22, 2007. We reported the second closing on Form 8-K dated July 25, 2007 filed with the Commission on July 26, 2007. In this third and final closing we sold 50.95 shares of A Preferred for $10,000 per share (its stated value) and received gross cash proceeds from such sales of $509,500. Each $10,000 A Preferred share converts into 20,000 shares of our common stock at a conversion rate of $0.50 per common share. The 50.95 shares of A Preferred can be converted into an aggregate of 1,019,000 shares of our common stock. Each holder of A Preferred shares received a five year warrant to purchase 50% of the number of such holder’s A Preferred as converted shares, or to all such purchasers in this third closing warrants to purchase an aggregate 509,500 shares of our common stock exercisable at $1.00 per share. Additionally each purchaser who acquired A Preferred shares also received Series M warrants which are exercisable at $0.50 per share at any time until thirty days after (and if) we have announced receipt of written notice from the FDA clearing our right to sell ORCEL for the treatment of venous stasis ulcers. The number of Series M warrants issued was correlated to the type of investor. Purchasers who participated in the private placement received our Series M warrants to purchase 50% of the A Preferred as converted shares that they received in the private placement, and 100% if they invested $3,500,000 or more (the Lead Investor) in the purchase of A Preferred shares. We issued Series M warrants to purchase an aggregate 509,500 shares of common stock to purchasers in this third closing. Those purchasers also received five year Series M-1 warrants, exercisable at $1.00 per share, entitling them to purchase 50% of the number of our common shares they purchase upon exercise of their Series M warrants.

The placement agent who arranged the private placement financing, including this third closing, received 10% of the cash proceeds we received in this third closing, and five year warrants to purchase 101,900 shares of our common stock exercisable at $0.55 per share (10% of the as converted amount of Series A Preferred shares we sold in this third closing), and warrants to purchase 25,475 more shares of our common stock exercisable at $0.55 per share (5% of the amount of our as exercised Series M warrants we sold in this third closing).

In all three closings we sold an aggregate of 842.198 shares of A Preferred with warrants attached and received gross cash proceeds of $8,421,980. Of this amount, we immediately repaid $226,936 to bridge loan holders who did not wish to participate in the private placement, and paid our placement agent fees aggregating $1,132,098. As part of the first closing, holders of $2,701,500 of previously outstanding convertible bridge notes, the proceeds of which were used to finance our operations during the months of October 2006 to the first closing on June 18, 2007, exchanged their notes with $94,264 of interest, or $2,795,764, at 125% of the face value, or $3,494,705, for 349.470 shares of A Preferred with warrants attached. The total outstanding 1191.668 shares of A Preferred can be converted into 23,833,360 shares of our common stock. We issued Series A warrants to purchase an aggregate of 11,916,680 shares of our common stock at $1.00 per share, Series M warrants to purchase an aggregate of 15,466,680 shares of our common stock at $0.50 per share, and Series M-1 warrants to also purchase an aggregate of 7,733,340 shares of our common stock at $1.00 per share. Our placement agent received warrants to purchase an aggregate of 2,383,336 shares of our common stock at $0.55 per share, and warrants to purchase an aggregate of 773,334 shares of our common stock at $0.55 per share.

Other significant aspects of the private placement and financing transactions were:

i.

We are required to file a registration statement by September 17, 2007 for the shares of our common stock (a) into which the A Preferred and the A-1 Preferred can be converted and (b) issuable upon exercise of our Series M warrants. We are required to have such registration statement declared effective within 150 days of filing (Effectiveness Date). If we fail to file on time we will pay liquidated damages in cash of 2% of the Holders initial investment in the A Preferred and the stated value of the A-1 Preferred. If the filing is not declared effective by the 30th day following the Effectiveness Date we will pay 1% of that amount for each month of delay. If we are limited by the SEC as to the number of shares we can register pursuant to SEC Rule 415, the 1% fee will be applied only to those shares that could have been registered as required by our agreement. In either case our liquidated damages are capped at 24% of such amounts.

ii.

The exercise prices of the warrants and the conversion price of the Series A Preferred will be adjusted downward (full-ratchet anti-dilution protection) for any equity issuances (other than permitted issuances) hereafter made by us at a price lower than the conversion price of the preferred stock or the exercise price of the warrants. Such full ratchet protection will cease and become standard weighted average anti-dilution protection 30 days after and if we publicly announce that we were successful in obtaining FDA approval for commercial sale of ORCEL for the treatment of venous stasis ulcers.

iii.

Subject to a registration statement being in effect or Rule 144 (k) being available for public sale of the shares of our common stock issuable upon conversion of the A Preferred (a) if the closing bid price of the our common stock is equal to or greater than $1.50 for ten (10) consecutive trading days, 1/3 of the A Preferred stated value shall automatically convert into shares of our common stock; (b) if the closing bid price is equal to or greater than $2.00 for ten (10) consecutive trading days then such portion of the A Preferred stated value shall automatically convert into shares of our common stock so that, together with the earlier automatic conversion, 2/3 of the original stated value shall have converted, and (c) if the closing bid price of our common stock is equal to or greater than $3.00 for ten (10) consecutive trading days then all of the A Preferred holders stated value not theretofore converted shall automatically convert into shares of our common stock.

iv.

Beginning June 18, 2008, the Series A Warrants may be exercised pursuant to a cashless exercise if the common shares underlying the warrants are not included for public sale in an effective registration statement. Subject to ownership blockers, which may be waived by the holder on 61 days notice, the Series A Warrants shall be redeemable for $0.01 per warrant if (i) the common shares underlying the warrants are subject to an effective registration statement, and (ii) the closing bid price for our common stock is equal to or greater than $3.00 for ten (10) consecutive trading days.

v.

With the exception of $3,000,000 of securities issued prior to December 31, 2007, ranking pari passu with the A, A-1, and A-2 Preferred allowable only if FDA clearance for commercial sales of ORCEL to treat venous stasis ulcers has not yet been obtained, as long as an aggregate of $2 million of stated valued of the Series A and A-1 remain outstanding we are prohibited from issuing any securities that rank senior to or pari passu with the A, A-1, and A-2 Preferred without the approval of at least 50% of the A Preferred and 50% of the A-1 Preferred outstanding.

vi.

As long as the A Preferred is outstanding, the Lead Investor has the right for the next two years to purchase up to 40% of the securities being offered in subsequent financings (as defined) on the terms being offered in such future financing.

vii.

As long as the A and A-1 Preferred are outstanding, and as long as we have not received FDA clearance for commercial sales of ORCEL to treat venous stasis ulcers, those holders may exchange their preferred shares at their stated values for equity securities which have more favorable terms in a future financing.

In our report on Form 8-K dated June 18, 2007, filed with the Commission on June 22, 2007, we reported that we had entered into Cancellation Agreements with our former chief executive officer and our former chairman whereby they received certain payments in exchange for termination of their employment with us. Pursuant to those Cancellation Agreements, and as a result of the July 31, 2007 third closing of our Series A financing described above we are issuing to each of them additional five year warrants to purchase 53,498 shares of our common stock at $0.55 per share.

The sale of our Series A preferred stock and the attached warrants in the third closing was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to the provisions of Regulation D promulgated under the Act, since all the purchasers were accredited investors, as that term is defined in Rule 501 in Regulation D.

The issuance of the warrants to the placement agent, to our former chief executive officer and to our former chairman are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to the provisions of Section 4 (2) of the Act, since such placement agent, our former CEO and our former chairman all acquired such warrants for investment and not with a view towards distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ortec International, Inc. (Registrant)

Date: August 6, 2007	By:	/s/ Alan W. Schoenbart
Chief Financial Officer